Exhibit 32.2
Written Statement of Chief Financial Officer
Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)
The undersigned, the Chief Financial Officer of the Mohegan Tribal Gaming Authority, hereby certifies that, to his knowledge, on the date hereof:

(a)
this Quarterly Report on Form 10-Q of the Mohegan Tribal Gaming Authority filed on the date hereof with the Securities and Exchange Commission fully complies with the requirements of Exchange Act Section 13(a) or 15(d); and

(b)	information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Mohegan Tribal Gaming Authority.

/s/ DREW M. KELLEY
Drew M. Kelley Chief Financial Officer, Mohegan Tribal Gaming Authority
August 8, 2018
A signed original of this written statement required by Section 906 has been provided to the Mohegan Tribal Gaming Authority and will be retained by the Mohegan Tribal Gaming Authority and furnished to the Securities and Exchange Commission or its staff upon request.